CONTACTS

From: Anthony J. DeFazio	For: Brian S. Block, EVP & CFO
DeFazio Communications, LLC	Business Development Corporation of America
tony@defaziocommunications.com	bblock@arlcap.com
Ph: (484-532-7783)	Ph: (212-415-6500)

FOR IMMEDIATE RELEASE

Business Development Corporation of America Announces Third Quarter 2012 Results from Operations

New York, New York, November 8, 2012 ˗ Business Development Corporation of America (“BDCA” or the “Company”) announced results of operations for the third quarter ended September 30, 2012.

The Company commenced operations on August 25, 2011, subsequent to raising sufficient funds to meet escrow break requirements. For the three months ended September 30, 2012, BDCA acquired 34 individual investments at a total cost of $67.9 million and received proceeds of $39.2 million from loan repayments and the sale of certain investments. The Company realized gains of $0.3 million in connection with those sales. BDCA generated portfolio net investment income of $1.7 million, excluding realized gains and losses, during the three months ended September 30, 2012. During the same period, the Company paid distributions of $1.5 million.

For the nine months ended September 30, 2012, BDCA acquired 67 individual investments at a total cost of $148.3 million and received proceeds of $62.7 million from loan repayments and the sale of certain investments. The Company realized gains of $0.9 million in connection with those sales. BDCA generated portfolio net investment income of $3.1 million, excluding realized gains and losses, during the nine months ended September 30, 2012. During the same period, the Company paid distributions of $2.5 million.

“We are pleased to report another strong quarter of operations for BDCA,” stated Peter M. Budko, President and Chief Operating Officer of the Company. Mr. Budko noted, “We continue to fully cover our dividend from net investment income rather than investment gains and new equity. Our portfolio continues to be of high quality, with approximately 81 percent of our assets invested in senior secured loans. With continued unease in Europe and other economic concerns, we believe that BDCA’s strategy of originating and participating in well structured, senior loans to middle market U.S. companies provides investors with attractive risk-adjusted returns.”

Portfolio Highlights (dollar amounts in thousands):

	September 30, 2012	December 31, 2011
Investments, at fair value	$102,048	$14,271
Net asset value per share (1)	$9.44	$9.00
Weighted average effective yield (2)	8.16%	10.79%
Number of portfolio investments	44	34
Number of industry groups	16	18

______________________

(1)	Net asset value per share and common shares outstanding for the year ended December 31, 2011 have been adjusted to reflect a special common stock distribution of $0.05 per share declared on March 29, 2012.
(2)	Includes the effect of the amortization or accretion of loan premiums or discounts.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

 CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except share and per share data)

	September 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
Investments, at fair value (amortized cost of $100,917 and $14,294, respectively)	$102,048	$14,271
Cash and cash equivalents	4,970	828
Cash collateral on deposit with custodian	11,417	—
Interest receivable	1,174	142
Due from affiliate	1,127	918
Deferred credit facility financing costs, net	787	50
Unrealized gain on total return swap	580	—
Receivable due on total return swap	348	—
Prepaid expenses and other assets	154	41
Receivable for unsettled trades	3,521	—
Total assets	$126,126	$16,250

LIABILITIES
Revolving credit facility	$14,818	$5,900
Payable for unsettled trades	17,553	1,914
Management fees payable	176	—
Accounts payable and accrued expenses	90	154
Interest and credit facility fees payable	91	19
Payable for common stock repurchases	86	—
Stockholder distributions payable	632	56
Total liabilities	33,446	8,043

NET ASSETS
Preferred stock, $.001 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.001 par value, 450,000,000 shares authorized, 9,821,991 and 912,297 shares issued and outstanding, respectively	10	1
Capital in excess of par value	90,240	8,235
Accumulated distributions in excess of net investment income	(334)	(7)
Accumulated undistributed net realized gain from investments and total return swap	1,053	1
Net unrealized appreciation (depreciation) on investments and total return swap	1,711	(23)
Net assets	92,680	8,207
Total liabilities and net assets	$126,126	$16,250

Net asset value per share *	$9.44	$9.00

*Net asset value per share and common shares outstanding for the year ended December 31, 2011 have been adjusted to reflect a special common stock distribution of $0.05 per share declared on March 29, 2012.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011
Investment income:
Interest income	$1,959	$62	$3,677	$62
Other income	14	—	63	—
Total investment income	1,973	62	3,740	62

Operating expenses:
Contract termination fee	—	320	—	320
Interest and credit facility financing expenses	192	26	420	51
Professional fees	137	—	364	—
Directors fees	18	—	57	—
Insurance	51	—	154	—
Management fees	402	7	730	7
Incentive fees	572	37	968	37
Other administrative	35	101	75	251
Expenses before expense waivers and reimbursements from Adviser	1,407	491	2,768	666
Waiver of management and incentive fees	(798)	(44)	(1,522)	(44)
Expense support reimbursement from Adviser	—	(571)	(266)	(571)
Total expenses net of expense waivers and reimbursements from Adviser	609	(124)	980	51

Net investment income	1,364	186	2,760	11

Realized and unrealized gain on investments:
Net realized gain from investments	344	—	926	—
Net realized gain from total return swap	390	—	390	—
Net unrealized appreciation on investments	1,184	—	1,154	—
Net unrealized appreciation on total return swap	580	—	580	—
Net realized and unrealized gain on investments	2,498	—	3,050	—

Net increase in net assets resulting from operations	$3,862	$186	$5,810	$11

Per share information - basic and diluted*:
Net investment income	$0.16	$1.26	$0.55	$0.17
Net increase in net assets resulting from operations	$0.47	$1.26	$1.15	$0.17
Weighted average common shares outstanding	8,297,178	147,598	5,042,363	64,473

*Per share information - basic and diluted and weighted average common shares outstanding for the three and nine months ended September 30, 2011 have been adjusted to reflect a special common stock distribution of $0.05 per share declared on March 29, 2012.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

ADJUSTED PORTFOLIO NET INVESTMENT INCOME

(in thousands)

(Unaudited)

The difference between our GAAP net investment income and our portfolio net investment income is due to the inclusion of realized gains from our total return swap (“TRS”) in portfolio net investment income, which represents the interest income received from the underlying loans in the TRS offset by interest paid to Citibank, N.A. to finance such loans, and the net realized gains or losses from the sale of the underlying loans in the TRS. We subsequently remove the net realized gains or losses from the TRS to determine adjusted portfolio net investment income. The following table sets forth a reconciliation between GAAP net investment income and adjusted portfolio net investment income during the nine months ended September 30, 2012 and 2011 (dollars in thousands):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011
GAAP net investment income	$1,364	$186	$2,760	$11
GAAP realized gains on total return swap	390	—	390	—
Portfolio net investment income	$1,754	$186	$3,150	$11
Less realized gains on total return swap	44	—	44	—
Adjusted portfolio net investment income	$1,710	$186	$3,106	$11
Distributions paid	$1,500	$-	$2,511	$-
Undistributed adjusted portfolio net investment income	$210	$186	$595	$11

Distributions declared	$1,706	$26	$3,087	$26

This announcement may contain certain forward-looking statements, including statements with regard to the future performance of BDCA. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings BDCA makes with the SEC. BDCA undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

To arrange interviews with BDCA and BDCA Adviser executives, please contact Tony DeFazio at 484-532-7783 or tony@defaziocommunications.com.